UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 17, 2017
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Strategic Realty Trust, Inc.
(Exact name of Registrant specified in its Charter)
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Maryland	000-54376	90-0413866
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
66 Bovet Road, Suite 100
San Mateo, California, 94402
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (650) 343-9300
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
The information required by Item 1.01 is included in Item 2.03 below and is incorporated by reference herein.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On February 17, 2017, Strategic Realty Operating Partnership, L.P., the operating partnership of Strategic Realty Trust, Inc. (the “Company”), SRT Secured Holdings, LLC, and certain affiliated entities (collectively, the “Borrowers”), closed a transaction and entered into a Second Amended and Restated Revolving Credit Agreement dated as of February 15, 2017 (the “Amended and Restated Credit Facility”) with KeyBank National Association, as agent for the lenders named in the Amended and Restated Credit Facility and KeyBank Capital Markets, Inc., as lead bookrunner and lead arranger, to amend and restate the existing Amended and Restated Revolving Credit Agreement dated August 4, 2014 (the “Credit Facility”) in its entirety and to increase the maximum aggregate commitment under the Credit Facility from $30,000,000 to $60,000,000 (as adjusted, the “Facility Amount”). Subject to certain terms and conditions contained in the loan documents, the Borrowers may request that the Facility Amount be increased to a maximum of $100,000,000. The Amended and Restated Credit Facility is initially secured by the following properties: 8 Octavia Retail Condominiums, 388 Fulton Retail Condominiums, 450 Hayes Retail Condominiums, 400 Grove Retail Condominiums, and 1720, 1730, 1770, 1780 and 1790 Fulton Street Retail Condominiums, (all located in San Francisco, California), The Silverlake Properties located at 3701-3709 West Sunset Boulevard and 1601 Griffith Park Boulevard in Los Angeles, California, and the Topaz Marketplace, located at 14101, 14135 and 14177 Main Street in Hesperia, California; however, the Borrowers may add or remove the properties that secure the Amended and Restated Credit Facility subject to compliance with certain criteria for real property collateral and various other covenants and conditions contained in the Amended and Restated Credit Facility.
The Amended and Restated Credit Facility matures on February 15, 2020. The Borrowers have the right to prepay the Amended and Restated Credit Facility in whole at any time or in part from time to time, subject to the payment of certain expenses, costs or liabilities potentially incurred by the lenders as a result of the prepayment and subject to certain other conditions contained in the loan documents.
Except as noted above, there were no other material changes to the Credit Facility made by the Amended and Restated Credit Facility. A description of the material terms of the Credit Facility was previously provided in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC REALTY TRUST, INC.

Dated: February 23, 2017	By:	/s/ Andrew Batinovich
Andrew Batinovich
Chief Executive Officer